EXHIBIT 99

EMC INSURANCE GROUP INC.  DECLARES
121st CONSECUTIVE QUARTERLY CASH
DIVIDEND AND ANNOUNCES A PRESENTATION
BY MANAGEMENT AT THE 16TH ANNUAL
NYSSA INSURANCE CONFERENCE

DES MOINES, Iowa (March 15, 2012) – EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today declared a quarterly dividend of $0.20 per share of common stock payable April 2, 2012 to shareholders of record as of March 26, 2012. This is the one hundred and twenty-first consecutive quarterly dividend declared since EMC Insurance Group Inc. became a publicly held company in February 1982.

NYSSA Conference in New York City The Company also announced that Bruce G. Kelley, President and CEO and Mark E. Reese, Senior Vice President and CFO, will be presenting at the 16th Annual New York Society of Security Analysts (NYSSA) Insurance Conference in New York on Monday, March 19, 2012. The presentation will occur at 10:45 am EDT at the offices of NYSSA, 1540 Broadway, New York, NY. Interested parties may access the presentation slides on the Company’s IR website at www.emcins.com/ir on the day of the presentation. A live webcast of the event will not be available to the general public.

2012 Guidance  On February 21, 2012, the Company provided operating earnings guidance for 2012 of $1.30 to $1.55 per share. It is management’s intention to reaffirm its 2012 operating income guidance during this presentation.

About EMCI EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.